Exhibit 10.2

CONTRIBUTION, CONVEYANCE AND
ASSUMPTION AGREEMENT

U.S. SHIPPING PARTNERS L.P.

i

TABLE OF CONTENTS

(continued)

ii

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of __________, 2004, is entered into by and among United States Shipping Master LLC, a Delaware limited liability company (“USSM”); US Shipping General Partner LLC, a Delaware limited liability company (“GP LLC”); U.S. Shipping Partners L.P., a Delaware limited partnership (the “MLP”); U.S. Shipping Operating LLC, a Delaware limited liability company (the “OLLC”); United States Shipping LLC, a Delaware limited liability company (“USS LLC”); United States Chemical Shipping LLC, a Delaware limited liability company (“USCS LLC”); USCS Chemical Chartering LLC, a Delaware limited liability company (“Chemical Chartering”); USS Chartering LLC, a Delaware limited liability company (“USS Chartering”); ITB Baltimore LLC, a Delaware limited liability company (“ITB Baltimore”); ITB Groton LLC, a Delaware limited liability company (“ITB Groton”); ITB Jacksonville LLC, a Delaware limited liability company (“ITB Jacksonville”); ITB Mobile LLC, a Delaware limited liability company (“ITB Mobile”); ITB New York LLC, a Delaware limited liability company (“ITB New York”); ITB Philadelphia LLC, a Delaware limited liability company (“ITB Philadelphia”); USCS Charleston LLC, a Delaware limited liability company (“Charleston LLC”); USS Vessel Management Inc., a Delaware corporation (“Vessel Management”); and USCS Chemical Pioneer LLC, a Delaware limited liability company (“Pioneer LLC”).  The foregoing shall be referred to individually as a “Party” and collectively as the “Parties”.  Certain capitalized terms used but not defined herein are defined in Article I hereof.

RECITALS

WHEREAS, USSM and GP LLC have formed the MLP pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Limited Partnership Act”), for the purpose of, among other things, acquiring, owning and operating substantially all the assets of certain subsidiaries of USSM used in the business of providing marine transportation, distribution and logistics services.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date hereof:

1.                                       USSM formed GP LLC under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and contributed $1,000 in exchange for all of the member interests in GP LLC.

2.                                       GP LLC and USSM formed the MLP, to which GP LLC contributed $40 and USSM contributed $1,960 in exchange for a 2% general partner and 98% limited partner interest, respectively.

3.                                       The MLP formed the OLLC pursuant to the Delaware LLC Act and contributed $1,000 in exchange for all of the member interests in the OLLC.

4.                                       Chemical Chartering formed USCS Charleston Chartering LLC, a Delaware limited liability company (“USCS Chartering”) pursuant to the Delaware LLC Act and contributed $1,000 in exchange for all of the member interests in USCS Chartering.

5.                                       USS LLC has distributed its interests in USS Transport LLC, a Delaware limited liability company (“Transport”), and Vessel Management to USSM.

6.                                       USCS LLC has distributed its interests in USCS Chemical Transport LLC, a Delaware limited liability company (“Chemical Transport”), to USSM.

7.                                       USSM has conveyed its interests in Transport, Chemical Transport and Vessel Management to GP LLC.

8.                                       Chemical Chartering has assigned the charters related to the Charleston to USCS Chartering as a capital contribution and distributed the interest in USCS Chartering to USCS LLC.

WHEREAS, immediately prior to the closing of the Offering:

1.                                       [Vessel Management will, pursuant to, Section 266 of the Delaware General Corporation Law (the “DGCL”) and Section 18-214 of the Delaware LLC Act, file a certificate of conversion to a limited liability company and certificate of formation to convert itself into USS Vessel Management LLC, a Delaware limited liability company (such successor entity, “Vessel Management LLC”).]

2.                                       All of the USS Subsidiaries will distribute to USS LLC, and all of the USCS Subsidiaries will distribute to USCS LLC, all of their respective cash, receivables and other working capital assets specified on Schedule 1 attached hereto (collectively, “Working Capital Assets”), and USS LLC and USCS LLC will, in turn, each [dissolve and] distribute the Working Capital Assets and their respective interests in the USS Subsidiaries and the USCS Subsidiaries to USSM.

3.                                       USSM will convey an interest in USS Chartering with an aggregate value equal to 2% of the equity value of the MLP to the GP LLC as a capital contribution.

WHEREAS, immediately prior to the consummation of the transactions contemplated hereby

1.                                       The MLP, the OLLC, the USS Subsidiaries and the USCS Subsidiaries will enter into an amendment and restatement of the Existing Credit Facility that will be used to refinance the debt that remains outstanding after the use of the Offering Proceeds to repay a portion of the debt outstanding under the Existing Credit Facility; provided that in no event shall Pioneer LLC be directly obligated for more than approximately $[2.5] million of the borrowings outstanding on the date hereof under the amended and restated credit facility.

2.                                       The public, through the underwriters of the Offering, will contribute $[129.6] million (the “Offering Proceeds”) to the MLP in exchange for [6,100,000] Common Units in the MLP.

3.                                       The MLP will, in exchange for USSM’s agreement hereunder to contribute the USSM Aggregate Interests (as defined below) to the MLP, (a) (i) issue to USSM [898,843] Common Units in the MLP, (ii) [5,347,892] Class A Subordinated Units in the MLP and (iii) [1,650,951] Class B Subordinated Units in the MLP, (b) assume approximately $[193.8 million of USSM outstanding indebtedness under the Existing Credit Facility (the “Debt”) (before giving effect to the use of $[102.2] million of proceeds from the Offering to repay a portion of the Debt), and (c) distribute $[0.2] million in cash to USSM to reimburse USSM for certain capital expenditures made by USSM related to the assets the MLP will own after the consummation of the transactions contemplated hereby.

4.                                       The MLP will, in exchange for GP LLC’s agreement hereunder to contribute the USS Chartering Interest (as defined below) to the MLP, (a) continue GP LLC’s 2% general partner interest in the MLP and (b) issue the Incentive Distribution Rights to the GP LLC.

WHEREAS, immediately following the closing of the Offering and concurrently with the consummation of the transactions contemplated hereby, each of the following shall occur:

1.                                       A.            GP LLC will convey its interest in USS Chartering to the MLP.

B.            USSM will convey all of its remaining interest in the USS Subsidiaries and the USCS Subsidiaries to the MLP.

2.                                       The MLP will convey to the OLLC its interests in the USS Subsidiaries and the USCS Subsidiaries as a capital contribution.

3.                                       The MLP will use the Offering Proceeds to (i) pay the underwriting discounts and commissions and expenses incurred by the MLP in connection with the Offering, (ii) distribute $[0.2] million to USSM to reimburse it for certain capital expenditures made by it related to assets that will be contributed to the MLP, and (iii) make a capital contribution to OLLC.

4.                                       OLLC will use the funds contributed to it by the MLP to (i) contribute $[102.2] million to the USS Subsidiaries and the USCS Subsidiaries, which will use such funds to pay a portion of their debt outstanding under the Existing Credit Facility, (ii) provide $[14.5] million of working capital, (iii) pay $[1.0 million] of costs incurred in amending and restating the Existing Credit Facility.

5.                                       The OLLC will convey its interest in Chemical Chartering to Pioneer LLC as a capital contribution.

6.                                       Pioneer LLC will, pursuant to Section 18-216 of the Delaware LLC Act and Section 265 of the DGCL, file a certificate of conversion and certificate of incorporation to convert itself into USCS Chemical Pioneer, Inc., a Delaware corporation (“Chemical Pioneer, Inc.”)

7.                                       The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and in Article III and Article IV of this Agreement.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I
DEFINITIONS; RECORDATION

1.1           Definitions.  The following capitalized terms have the meanings given below.

“Acts” shall mean collectively the Delaware Limited Partnership Act, the Delaware LLC Act and the DGCL.

“Agreement” means this Contribution, Conveyance and Assumption Agreement.

“Assets” has the meaning assigned to such term in Section 6.1.

“Attorney-In-Fact” has the meaning assigned to such term in Section 7.2.

“Bank Credit Facility” has the meaning assigned to such term in Section 2.9.

“Beneficial Owner” has the meaning assigned to such term in Section 8.2.

“Charleston” means the parcel tanker owned by Charleston LLC.

“Charleston LLC” has the meaning assigned to such term in the first paragraph of this Agreement.

“Chemical Chartering” has the meaning assigned to such term in the first paragraph of this Agreement.

“Chemical Chartering Interest” has the meaning assigned to such term in Section 3.6.

“Chemical Pioneer, Inc.” has the meaning assigned to such term in Item 6 of the fifth Recital of this Agreement.

“Chemical Transport” has the meaning assigned to such term in Item 6 of the second Recital of this Agreement.

“Class A Subordinated Units” has the meaning assigned to such term in the Partnership Agreement.

“Class B Subordinated Units” has the meaning assigned to such term in the Partnership Agreement.

“Common Units” has the meaning assigned to such term in the Partnership Agreement.

“Conveyed Assets” has the meaning assigned to such term in Section 7.2.

“Conveying Parties” has the meaning assigned to such term in Section 7.2.

“Debt” has the meaning assigned to such term in Item 1 of the fifth Recital of this Agreement.

“Delaware LLC Act” has the meaning assigned to such term in Item 1 of the third Recital of this Agreement.

“Delaware Limited Partnership Act” has the meaning assigned to such term in the initial Recital to this Agreement.

“DGCL” has the meaning assigned to such term in Item 1 of the fourth Recital of this Agreement.

“Effective Date” means _________________, 2004.

“Effective Time” means the time when the transactions contemplated by Article III hereof have been consummated.

“Existing Credit Facility” means the Amended and Restated Credit Facility, dated as of April 13, 2004, by and among USSM, USCS LLC, USS LLC, the USS Subsidiaries, the USCS Subsidiaries (other than USCS ATB LLC), Vessel Management, Transport and Chemical Transport, as the borrowers, the lenders named therein, Canadian Imperial Bank of Commerce, as letter of credit issuer and administrative agent, National City Bank, as the collateral agent, and  CIBC World Markets Corp., as sole lead arranger and sole book-runner.

“GP LLC” has the meaning assigned to such term in the first paragraph of this Agreement.

“Incentive Distribution Rights” has the meaning assigned to such term in the Partnership Agreement.

“ITB Baltimore” has the meaning assigned to such term in the first paragraph of this Agreement.

“ITB Groton” has the meaning assigned to such term in the first paragraph of this Agreement.

“ITB Jacksonville” has the meaning assigned to such term in the first paragraph of this Agreement.

“ITB Mobile” has the meaning assigned to such term in the first paragraph of this Agreement.

“ITB New York” has the meaning assigned to such term in the first paragraph of this Agreement.

“ITB Philadelphia” has the meaning assigned to such term in the first paragraph of this Agreement.

“Laws” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

“MLP” has the meaning assigned to such term in the first paragraph of this Agreement.

“MLP Aggregate Interests” has the meaning assigned to such term in Section 3.3.

“MLP Aggregate Liabilities” shall mean, collectively, the USSM Aggregate Liabilities and the USS Chartering Liabilities.

“Offering” means the initial public offering and transfer of title of 6,100,000 Common Units by the MLP to the public.

“Offering Proceeds” has the meaning assigned to such term in Item 1 of the fourth Recital of this Agreement.

“OLLC” has the meaning assigned to such term in the first paragraph of this Agreement.

“Omnibus Agreement” means the Omnibus Agreement dated of even date herewith, by and among USSM, GP LLC, the OLLC, and the MLP.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the MLP, as it may be amended and restated from time to time.

“Partnership Group” has the meaning assigned to such term in the Omnibus Agreement.

“Party and Parties” have the meanings assigned to such terms in the first paragraph of this Agreement.

“Pioneer LLC” has the meaning assigned to such term in the first paragraph of this Agreement.

“Registration Statement” means the registration statement on Form S-1 (File No. 333-118141) filed by the MLP relating to the Offering.

“Restriction” has the meaning assigned to such term in Section 8.2.

“Restriction Asset” has the meaning assigned to such term in Section 8.2.

“Specific Conveyances” has the meaning assigned to such term in Section 3.8.

“Transport” has the meaning assigned to such term in Item 5 of the second Recital of this Agreement.

“Underwriters” has the meaning assigned to such term in the fourth recital of this Agreement.

“USCS ATB LLC” means USCS ATB LLC, a Delaware limited liability company.

“USCS Chartering” has the meaning assigned to such term in Item 4 of the second Recital of this Agreement.

“USCS LLC” has the meaning assigned to such term in the first paragraph of this Agreement.

“USCS Subsidiaries” means, collectively, Chemical Chartering, Pioneer LLC, Charleston LLC, USCS Chartering and USCS ATB LLC.

“USCS Working Capital Assets” has the meaning assigned to such term in Section 2.3.

“USS Chartering” has the meaning assigned to such term in the first paragraph of this Agreement.

“USS Chartering Interest” has the meaning assigned to such term in Section 2.6.

“USS Chartering Liabilities” shall mean all of the liabilities and obligations of USS Chartering relating to the USS Chartering Interest.

“USS LLC” has the meaning assigned to such term in the first paragraph of this Agreement.

“USS Subsidiaries” means, collectively, ITB Baltimore, ITB Groton, ITB Jacksonville, ITB Mobile, ITB New York, ITB Philadelphia and USS Chartering.

“USSM” has the meaning assigned to such term in the first paragraph of this Agreement.

“USSM Aggregate Interests” has the meaning assigned to such term in Section 3.2.

“USSM Aggregate Liabilities” shall mean all liabilities and obligations of the USS Subsidiaries and the USCS Subsidiaries.

“USS Working Capital Assets” has the meaning assigned to such term in Section 2.2.

“Vessel Management” has the meaning assigned to such term in the first paragraph of this Agreement.

“Vessel Management LLC” has the meaning assigned to such term in Item 1 of the third Recital to this Agreement.

“Working Capital Assets” has the meaning assigned to such term in Item 2 of the third Recital to this Agreement.

“Working Capital Liabilities” shall mean all of the obligations relating to the Working Capital Assets.

1.2           Recordation of Evidence of Ownership of Assets.  In connection with the conversions [and dissolutions] under the applicable Acts that are referred to in the recitals to this Agreement, the Parties acknowledge that certain jurisdictions in which the assets of the applicable parties to such conversions [and dissolutions] are located may require that documents be recorded by the entities resulting from such conversions [and dissolutions] in order to evidence title to assets in such entities.  All such documents shall evidence such new ownership and are not intended to modify, and shall not modify, any of the terms, covenants and conditions herein set forth.

ARTICLE II
THE OFFERING AND RELATED TRANSACTIONS

The Parties acknowledge that each of the following actions is occurring immediately prior to the completion of the transactions contemplated in Article III hereof.

2.1           [Conversion of Vessel Management to Vessel Management LLC.  Vessel Management has adopted a certificate of conversion under Section 266 of the DGCL and Section 18-214 of the Delaware LLC Act, and has filed a certificate of conversion and certificate of formation with the Secretary of State of the State of Delaware which filing shall convert (upon such filing or the effective time stated therein) Vessel Management into Vessel Management LLC, having USS LLC as its sole member and holder of 100% of its membership interests.]

2.2           Distribution and Conveyance by the USS Subsidiaries to USS LLC of the USS Working Capital Assets.  Each of the USS Subsidiaries hereby grants, distributes, transfers, assigns and conveys to USS LLC, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to the Working Capital Assets (collectively, the “USS Working Capital Assets”), and USS LLC hereby accepts the USS Working Capital Assets, subject to all matters to be contained in the instruments of conveyance covering the USS Working Capital Assets to evidence such distribution and conveyance, if any.

TO HAVE AND TO HOLD the USS Working Capital Assets unto USS LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, and in such instruments of conveyance forever.

2.3           Distribution and Conveyance by the USCS Subsidiaries to USCS LLC of the USCS Working Capital Assets.  Each of the USCS Subsidiaries hereby grants, distributes, transfers, assigns and conveys to USCS LLC, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to the Working Capital Assets (collectively, the “USCS Working Capital Assets”), and USCS LLC hereby accepts the USCS Working Capital Assets, subject to all matters to be contained in the instruments of conveyance covering the USCS Working Capital Assets to evidence such distribution and conveyance, if any.

TO HAVE AND TO HOLD the USCS Working Capital Assets unto USCS LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, and in such instruments of conveyance forever.

2.4           Distribution and Conveyance by USS LLC to USSM of the USS Working Capital Assets.  USS LLC hereby grants, distributes, transfers, assigns and conveys to USSM, its successors and assigns, for its and their own use forever, all right, title and interest of USS LLC in and to the USS Working Capital Assets, and USSM hereby accepts the USS Working Capital Assets, subject to all matters to be contained in the instruments of conveyance covering the USS Working Capital Assets to evidence such distribution and conveyance, if any.

TO HAVE AND TO HOLD the USS Working Capital Assets unto USSM, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, and in such instruments of conveyance forever.

2.5           Distribution and Conveyance by USCS LLC to USSM of the USCS Working Capital Assets.  USCS LLC hereby grants, distributes, transfers, assigns and conveys to USSM, its successors and assigns, for its and their own use forever, all right, title and interest of USCS LLC in and to the USCS Working Capital Assets, and USSM hereby accepts the USCS Working Capital Assets, subject to all matters to be contained in the instruments of conveyance covering the USCS Working Capital Assets to evidence such distribution and conveyance, if any.

TO HAVE AND TO HOLD the USCS Working Capital Assets unto USSM, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, and in such instruments of conveyance forever.

2.6           Contribution by USSM to GP LLC of an Interest in USS Chartering.  USSM hereby grants, contributes, transfers, assigns and conveys to GP LLC, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to a portion of its  membership interest in USS Chartering equal to a 2% equity value of the MLP (the “USS Chartering Interest”), and GP LLC hereby accepts the USS Chartering Interest.

TO HAVE AND TO HOLD the USS Chartering Interest unto GP LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

2.7           Public Cash Contribution.  The Parties acknowledge the cash contribution of the Offering Proceeds from the public through the Underwriters, to the MLP in connection with the Offering in exchange for 6,100,000 Common Units.

2.8           USSM Agreement to Contribute.  The Parties acknowledge USSM’s agreement to contribute the USSM Aggregate Interests to the MLP immediately following the Offering, and USSM acknowledges receipt of the following in exchange for its agreement to contribute the USSM Aggregate Interests to the MLP: (a) 898,843 Common Units in the MLP, (b) 5,347,892 Class A Subordinated Units in the MLP, (c) 1,650,951 Class B Subordinated Units in the MLP, (d) the assumption by the MLP of approximately $193.8 million of USSM outstanding debt (before giving effect to the use of $[102.2] million of proceeds from the Offering to pay a portion of the Debt), and (e) $[0.2] million in cash in reimbursement for certain capital expenditures made by USSM related to the assets being contributed hereby.

2.9           GP LLC Agreement to Contribute.  The Parties acknowledge GP LLC’s agreement to contribute the USS Chartering Interest to the MLP immediately following the Offering, and GP LLC acknowledges receipt of the following in exchange for its agreement to contribute the USS Chartering Interest to the MLP as an additional contribution to the capital of the MLP: (a) a continuation of GP LLC’s 2% general partner interest in the MLP and (b) the Incentive Distribution Rights in the MLP.

2.10         Amendment and Restatement of Existing Credit Facility.  The MLP, the OLLC and the USS Subsidiaries and the USCS Subsidiaries have amended and restated the Existing Credit Facility, pursuant to which the MLP, the OLLC and the USS Subsidiaries and the USCS Subsidiaries are refinancing the Debt (such amended and restated credit facility, and any extension, renewal or refinancing thereof, the “Bank Credit Facility”) provided that Pioneer LLC is liable on only $[2.5] million of the borrowings outstanding under the Bank Credit Facility on the date hereof.

ARTICLE III
CONCURRENT TRANSACTIONS

The Parties acknowledge that each of the following actions is occurring immediately following the closing of the Offering and the completion of the actions set forth in Article II above.

3.1           Contribution by GP LLC to the MLP of the USS Chartering Interest.  GP LLC hereby grants, contributes, transfers, assigns and conveys to the MLP, its successors and assigns, for its and their own use forever, all of the USS Chartering Interest, and the MLP hereby accepts the USS Chartering Interest as an additional capital contribution.

TO HAVE AND TO HOLD the USS Chartering Interest unto the MLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

3.2           Contribution by USSM to the MLP of its Remaining Interest in the USS Subsidiaries and the USCS Subsidiaries.  USSM hereby grants, contributes, transfers, assigns and conveys to the MLP, its successors and assigns, for its and their own use forever, all of its remaining membership interests in the USS Subsidiaries and the USCS Subsidiaries (collectively, the “USSM Aggregate Interests”), and the MLP hereby accepts the USSM Aggregate Interests as an additional contribution to the capital of the MLP.

TO HAVE AND TO HOLD the USSM Aggregate Interests unto the MLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

3.3           Contribution by the MLP to the OLLC of All of Its Interests in the USS Subsidiaries and the USCS Subsidiaries.  The MLP hereby grants, contributes, transfers, assigns and conveys to the OLLC, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to its 100% membership interest in each of the USS Subsidiaries and the USCS Subsidiaries (collectively, the “MLP Aggregate Interests”), and the OLLC hereby accepts the MLP Aggregate Interests as a contribution to the capital of the OLLC.

TO HAVE AND TO HOLD the MLP Aggregate Interests unto the OLLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

3.4           MLP Receipt of Cash Contribution.  The MLP acknowledges receipt of the offering proceeds in cash as a capital contribution to the MLP, and the Parties acknowledge that the MLP has used all of such capital contribution to (a) pay the Underwriters’ discounts and commissions (which may be withheld by the Underwriters from the Offering Proceeds as payment thereof), (b) pay the approximately $[2.7] million of Offering expenses incurred by the MLP, (c) distribute $[0.2] million in cash to USSM to reimburse USSM for certain capital expenditures made by USSM related to assets being contributed to the MLP by USSM pursuant to Article III, and (d) make a capital contribution to the OLLC of the proceeds of the remaining Offering Proceeds as described in Section 3.5 below.

3.5           OLLC Receipt of Cash Contribution.  OLLC acknowledges receipt of $[117.7] million in cash as a capital contribution from the MLP, and the parties acknowledge that the OLLC has used, or will use, all of such capital contribution to (a) contribute $[102.2] million to the USS Subsidiaries and the USCS Subsidiaries, which will use such funds to repay $[102.2] million of the Debt, (b) provide $[14.5] million of working capital, and (c) pay $[1.0 million] incurred in connection with amending and restating the Existing Credit Facility.

3.6           Conveyance and Contribution by OLLC to Pioneer LLC of its Interest in Chemical Chartering.  The OLLC hereby grants, contributes, transfers, assigns and conveys to Pioneer LLC, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to a portion of its membership interest in Chemical Chartering (the “Chemical Chartering Interest”), and Pioneer LLC hereby accepts the Chemical Chartering Interest.

TO HAVE AND TO HOLD the Chemical Chartering Interest unto Pioneer LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

3.7           Conversion of Pioneer LLC to USCS Chemical Pioneer Inc.  Pioneer LLC has adopted a certificate of conversion pursuant to Section 265 of the DGCL and Section 18-216 of the Delaware LLC Act,  and has filed a certificate of conversion and certificate of incorporation with the Secretary of State of the State of Delaware which filings shall convert (upon such filing or the effective time stated therein) Pioneer LLC into Chemical Pioneer, Inc., having the OLLC as its sole stockholder.

3.8           Specific Conveyances.  To further evidence the contributions of the Assets reflected in this Agreement, each party making such contribution may have executed and delivered to the party receiving such contribution certain conveyance, assignment and bill of sale instruments (the “Specific Conveyances”).  The Specific Conveyances shall evidence and perfect such sale and contribution made by this Agreement and shall not constitute a second conveyance of any assets or interests therein and shall be subject to the terms of this Agreement.

ARTICLE IV
ASSUMPTION OF CERTAIN LIABILITIES

4.1           Assumption of USS Chartering Liabilities by GP LLC.  In connection with the contributions by USSM of the USS Chartering Interest to GP LLC, as set forth in Section 2.6 above, GP LLC hereby assumes and agrees to duly and timely pay, perform and discharge all of the USS Chartering Liabilities, to the full extent that USSM has been heretofore or would have been in the future obligated to pay, perform and discharge the USS Chartering Liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the USS Chartering Liabilities shall not (a) increase the obligation of GP LLC with respect to the USS Chartering Liabilities beyond that of USSM, (b) waive any valid defense that was available to USSM with respect to the USS Chartering Liabilities or (c) enlarge any rights or remedies of any third party under any of the USS Chartering Liabilities.

4.2           Assumption of USS Chartering Liabilities by the MLP.  In connection with the contributions by GP LLC to the MLP of the USS Chartering Interest as set forth in Section 3.1 above, the MLP hereby assumes and agrees to duly and timely pay, perform and discharge all of the USS Chartering Liabilities, to the full extent that GP LLC has been heretofore or would have been in the future obligated to pay, perform and discharge such obligations and liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the USS Chartering Liabilities shall not (a) increase the obligation of the MLP with respect to the USS Chartering Liabilities beyond that of GP LLC, (b) waive any valid defense that was available to GP LLC with respect to the USS Chartering Liabilities or (c) enlarge any rights or remedies of any third party under any of the USS Chartering Liabilities.

4.3           Assumption of USSM Aggregate Liabilities by the MLP.  In connection with the contributions by USSM to the MLP of the USSM Aggregate Interests as set forth in Section 3.2 above, the MLP hereby assumes and agrees to duly and timely pay, perform and discharge all of the USSM Aggregate Liabilities, to the full extent that USSM has been heretofore or would have been in the future obligated to pay, perform and discharge such obligations and liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the USSM Aggregate Liabilities shall not (a) increase the obligation of the MLP with respect to the USSM Aggregate Liabilities beyond that of USSM, (b) waive any valid defense that was available to USSM with respect to the USSM Aggregate Liabilities or (c) enlarge any rights or remedies of any third party under any of the USSM Aggregate Liabilities.

4.4           Assumption of MLP Aggregate Liabilities by the OLLC.  In connection with the contribution by the MLP to the OLLC of the MLP Aggregate Interests as set forth in Section 3.3 above, the OLLC hereby assumes and agrees to duly and timely pay, perform and discharge all of the MLP Aggregate Liabilities, to the full extent that the MLP has been heretofore or would have been in the future obligated to pay, perform and discharge such obligations and liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the MLP Aggregate Liabilities shall not (a) increase the obligation of the OLLC with respect to the MLP Aggregate Liabilities beyond that of the MLP, (b) waive any valid defense that was available to the MLP with respect to the MLP Aggregate Liabilities or (c) enlarge any rights or remedies of any third party under any of the MLP Aggregate Liabilities.

4.5           General Provisions Relating to Assumption of Liabilities.  Notwithstanding anything to the contrary contained in this Agreement including, without limitation, the terms and provisions of this Article IV, none of the Parties shall be deemed to have assumed, and none of the Assets have been or are being contributed subject to, (a) any liens or security interests securing consensual indebtedness covering any of the Assets, except for liens and security interests securing borrowings under the Existing Credit Facility and the Bank Credit Facility, and all such liens and security interests (except such liens securing borrowing under the Bank Credit

Facility) shall be deemed to be excluded from the assumptions of liabilities made under this Article IV or (b) any of the liabilities covered by the indemnities set forth in the Omnibus Agreement to the extent such liabilities are covered by such indemnities, and all such liabilities shall be deemed to be excluded from the assumptions of liabilities made under this Article IV to the extent that such liabilities are covered by such indemnities.

ARTICLE V
ADDITIONAL TRANSACTION

5.1           Exercise of the Over-Allotment Option.  The Parties acknowledge that in the event the Underwriters exercise their over-allotment option, the MLP shall use any net proceeds therefrom to redeem from USSM a number of Common Units held by USSM equal to the number of Common Units issued upon exercise of the over-allotment option, at a price per Common Unit equal to the net proceeds per Common Unit received by the MLP after underwriting discounts and commissions but before other expenses.

ARTICLE VI
TITLE MATTERS

6.1           Encumbrances.

(a)           Except to the extent provided in Article IV or any other document executed in connection with this Agreement or the Offering including, without limitation, the Omnibus Agreement, the contribution and conveyance (by operation of law or otherwise) of the various physical assets as reflected in this Agreement (collectively, the “Assets”) are made expressly subject to all recorded encumbrances, agreements, defects, restrictions, and adverse claims covering the respective Assets and all laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdiction over the Assets and operations conducted thereon or therewith, in each case to the extent the same are valid and enforceable and affect the Assets, including, without limitation, (i) all matters that a visual inspection of the Assets would reflect, (ii) the applicable liabilities assumed in Article IV, and (iii) all matters contained in the Specific Conveyances.

(b)           To the extent that certain jurisdictions in which the Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the provisions set forth in Section 6.1(a) immediately above shall also be applicable to the conveyances under such documents.

6.2           Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.

(a)           EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION THE OMNIBUS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR

WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE ASSETS, (C) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS.  EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT.  THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES.  EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY.  EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION.  THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT.  THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT.

(b)           To the extent that certain jurisdictions in which the Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the disclaimers set forth in Section 6.2(a) immediately above shall also be applicable to the conveyances under such documents.

(c)           The contributions of the Assets made under this Agreement are made with full rights of substitution and subrogation of the respective parties receiving such contributions, and all persons claiming by, through and under such parties, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the parties contributing the Assets, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets.

(d)           Each of the Parties agrees that the disclaimers contained in this Section 6.2 are “conspicuous” disclaimers.  Any covenants implied by statute or law by the use of the words “grant,” “convey,” “bargain,” “sell,” “assign,” “transfer,” “deliver,” or “set over” or any of them or any other words used in this Agreement or any exhibits hereto are hereby expressly disclaimed, waived or negated.

(e)           Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

ARTICLE VII
FURTHER ASSURANCES

7.1           Further Assurances.  From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

7.2           Power of Attorney.  Each Party that has conveyed any Assets (the “Conveyed Assets”) as reflected by this Agreement (collectively, the “Conveying Parties”) hereby constitutes and appoints GP LLC (the “Attorney-in-Fact”) its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the applicable Conveying Party and its successors and assigns, and for the benefit of the Attorney-in-Fact to demand and receive from time to time the Conveyed Assets contributed and to execute in the name of the applicable Conveying Party and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the applicable Conveying Party for the benefit of the Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Attorney-in-Fact may deem proper in order to (i) collect, assert or enforce any claims, rights or titles of any kind in and to the Conveyed Assets, (ii) defend and compromise any and all actions, suits or proceedings in respect of any of the Conveyed Assets, and (iii) do any and all such acts and things in furtherance of this Agreement as the Attorney-in-Fact shall deem advisable.  Each Conveying Party hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of any Conveying Party or its successors or assigns or by operation of law.

7.3           Other Assurances.  From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.  It is the express intent of the Parties that the MLP or its subsidiaries own all assets necessary to operate the assets that are identified in this Agreement and in the Registration Statement.  To the extent any assets were not identified but are necessary to the operation of assets that were identified, then the intent of the Parties is that all such unidentified assets are intended to be conveyed to the appropriate members of the Partnership Group.  To the extent such assets are identified at a later date, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate members of the Partnership Group.  Likewise, to the extent that assets are identified at a later date that were not intended by the parties to be conveyed as reflected in the Registration Statement, the Parties take the appropriate actions required in order to convey all such assets to the appropriate party.

ARTICLE VIII
MISCELLANEOUS

8.1           Order of Completion of Transactions.  The transactions provided for in Articles II, III, IV and V of this Agreement shall be completed on the Effective Date in the following order:

First, the transactions provided for in Article II shall be completed in the order set forth therein;

Second, the transactions provided for in Articles III and IV shall be completed in the order set forth therein; and

Fourth, the transactions provided for in Article V shall be completed in the order set forth therein.

8.2           Consents; Restriction on Assignment.  If there are prohibitions against or conditions to the contribution and conveyance of one or more of the Assets without the prior written consent of third parties, including, without limitation, governmental agencies (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate rights of the Party to whom the applicable Assets were intended to be conveyed (the “Beneficial Owner”) with respect to such portion of the Assets (herein called a “Restriction”), then any provision contained in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of the Assets (herein called the “Restriction Asset”) pursuant to this Agreement shall not become effective unless and until such Restriction is satisfied, waived or no longer applies.  When and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by applicable law and any applicable contractual provisions, the assignment of the Restriction Asset subject thereto shall become effective automatically as of the Effective Time, without further action on the part of any Party.  Each of the applicable Parties that were involved with the conveyance of a Restriction Asset agree to use their reasonable best efforts to obtain on a timely basis satisfaction of any Restriction applicable to any Restriction Asset conveyed by or acquired by any of them.  The description of any portion of the Assets as a “Restriction Asset” shall not be construed as an admission that any Restriction exists with respect to the transfer of such portion of the Assets.  In the event that any Restriction Asset exists, the applicable Party agrees to continue to hold such Restriction Asset in trust for the exclusive benefit of the applicable Party to whom such Restriction Asset was intended to be conveyed and to otherwise use its reasonable best efforts to provide such other Party with the benefits thereof, and the party holding such Restriction Asset will enter into other agreements, or take such other action as it may deem necessary, in order to ensure that the applicable Party to whom such Restriction Asset was intended to be conveyed has the assets and concomitant rights necessary to enable the applicable Party to operate such Restriction Asset in all material respects as it was operated prior to the Effective Time.

8.3           Costs.  The MLP shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, the MLP shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the satisfaction or waiver of any Restriction pursuant to Section 8.2 to the extent such Restriction was disclosed to the MLP on or before the Effective Date.

8.4           Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including without limitation, all Schedules attached hereto, and not to any particular provision of this Agreement.  All references herein to Articles, Sections, and Schedules shall, unless the context requires a different construction, be deemed to be references to the Articles, Sections and Schedules of this Agreement, respectively, and all such Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

8.5           Successors and Assigns.  The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

8.6           No Third Party Rights.  The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

8.7           Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

8.8           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Assets are located, shall apply.

8.9           Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

8.10         Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the Assets.

8.11         Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto and affected thereby.

8.12         Integration.  This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter.  This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof.  No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

UNITED STATES SHIPPING MASTER LLC, a Delaware limited liability company

By:

Name:

Title:

“USSM”

US SHIPPING GENERAL PARTNER LLC, a Delaware limited liability company

By:

Name:

Title:

“GP LLC”

U.S. SHIPPING PARTNERS L.P., a Delaware limited partnership

By:

Name:

Title:

“MLP”

U.S. SHIPPING OPERATING LLC, a Delaware limited liability company

By:

Name:

Title:

“OLLC”

UNITED STATES SHIPPING LLC, a Delaware limited liability company

By:

Name:

Title:

“USS LLC”

UNITED STATES CHEMICAL SHIPPING LLC, a Delaware limited liability company

By:

Name:

Title:

“USCS LLC”

USCS CHEMICAL CHARTERING LLC, a Delaware limited liability company

By:

Name:

Title:

“Chemical Chartering”

USS CHARTERING LLC, a Delaware limited liability company

By:

Name:

Title:

“USSl Chartering”

ITB BALTIMORE LLC, a Delaware limited liability company

By:

Name:

Title:

“ITB Baltimore”

ITB GROTON LLC, a Delaware limited liability company

By:

Name:

Title:

“ITB Groton”

ITB JACKSONVILLE LLC, a Delaware limited liability company

By:

Name:

Title:

“ITB Jacksonville”

ITB MOBILE LLC, a Delaware limited liability company

By:

Name:

Title:

“ITB Mobile”

ITB NEW YORK LLC, a Delaware limited liability company

By:

Name:

Title:

“ITB New York”

USCS CHARLESTON LLC, a Delaware limited liability company

By:

Name:

Title:

“Charleston LLC”

USS VESSEL MANAGEMENT INC., a Delaware corporation

By:

Name:

Title:

“Vessel Management”

USCS CHEMICAL PIONEER LLC, a Delaware limited liability company

By:

Name:

Title:

“Pioneer LLC”